Exhibit 23










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53333 and No. 333-53309) of UniSource Energy Corporation of our report dated June 23, 2004 relating to the financial statements of the Tucson Electric Power Company 401(k) Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

Phoenix, Arizona
June 25, 2004

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